Exhibit 10.5

HEALTHESSENTIALS SOLUTIONS, INC.

2001 EQUITY INCENTIVE PLAN

ARTICLE I

Purpose of Plan

The 2001 Equity Incentive Plan (the “Plan”) of HealthEssentials Solutions, Inc., a Delaware corporation (the “Company”), adopted by the Board of Directors effective September 28, 2001 is intended to advance the best interests of the Company by providing executives and other key employees of the Company or any Subsidiary who have substantial responsibility for the management and growth of the Company or any Subsidiary with additional incentives by allowing such employees to acquire an ownership interest in the Company in the form of Awards as described herein. The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”) and, unless and until the Common Stock is publicly traded, the issuance of Options and Common Stock pursuant to the Plan is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701.

ARTICLE II

Definitions

For purposes of the Plan the following terms have the indicated meanings:

“Award” means any shares of Common Stock sold by, or Options granted by, the Company to Participants pursuant to this Plan.

“Board” means the Board of Directors of the Company.

“BRS” means Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership and stockholder of the Company.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company (as adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board. The Committee, if other than the Board, shall be composed of three or more directors as appointed from time to time by the Board, pursuant to the terms of the Stockholders Agreement.

“Fair Market Value” per share on any given date means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ National Market System (the “NASDAQ NMS”) as of 4:00 P.M., New York time, or, if on any day such stock is not quoted on the NASDAQ NMS, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted on the NASDAQ NMS or the over-the-counter market, the Fair Market Value of each share of Common Stock shall be determined by the Board in its good faith judgment.

“Measurement Date” means the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

“Option Agreement” has the meaning set forth in Section 5.2.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of an Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

“Options” are rights to purchase shares of Common Stock of the Company.

“Participant” means any executive or other key employee of the Company or any Subsidiary who has been selected to participate in the Plan by the Committee or the Board.

“Permitted Transferee” means, as to any Person, the “Permitted Transferees” (as defined in the Stockholders Agreement) of such Person.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Restricted Stock” has the meaning set forth in Section 5.1.

“Restricted Stock Agreement” has the meaning set forth in Section 5.2.

“Securities Act” has the meaning ascribed thereto in Article 1 hereof.

“Stockholders Agreement” means the Stockholders Agreement, dated as of November 28, 2000, by and among the Company, BRS and other stockholders of the Company, as in effect from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

“Ten Percent Shareholder” means any person who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

“Termination Date” shall mean the date upon which such Participant’s employment with the Company and the Subsidiaries terminated, for any reason.

ARTICLE III

Administration

The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Awards to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Awards granted under the Plan, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock that may be granted under the Plan (whether through Restricted Stock grants or Option grants) shall not exceed, in the aggregate, 1,000,000,000 shares of Common Stock, subject to adjustment in accordance with Section 8.1. The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine. If any shares of Common Stock subject to repurchase or forfeiture rights are repurchased by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, any shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

ARTICLE V

Awards

5.1 Types of Awards. Awards under the Plan shall consist of Options and/or Common Stock (any Awards of Common Stock hereunder being referred to herein as “Restricted Stock”).

5.2 Written Agreements. The granting of each Award hereunder shall be evidenced by a written agreement executed by the Participant receiving such Award and the Company. In the case of Options, such written agreement shall be in the form of a stock option agreement (each, an “Option Agreement”) which shall include relevant provisions described in Article VI and shall contain such other provisions as approved by the Committee. In the case of Restricted Stock, such written agreement shall be in the form of an executive stock purchase agreement (each, a “Restricted Stock Agreement”) which shall include the relevant provisions described in Article VII and shall contain such other provisions as approved by the Committee. In addition, each Participant shall execute a joinder to the Stockholders Agreement in form and substance satisfactory to the Committee and otherwise in accordance with the terms of the Stockholders Agreement, which shall restrict the transfer of any Option Shares or Restricted Stock in the manner provided therein.

5.3 Rights with respect to shares of Common Stock.

(a) Unless otherwise determined by the Committee in its discretion, a Participant that receives Restricted Stock (and any person succeeding to such Participant’s rights in accordance with the Plan) shall have, after issuance of a certificate for such Restricted Stock awarded, ownership of such shares of Restricted Stock, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such shares of Restricted Stock (provided that such shares of Restricted Stock shall be subject to the restrictions set forth in the Stockholders Agreement, the Restricted Stock Agreement, and such other restrictions as may be determined by the Committee in its discretion).

(b) Unless otherwise determined by the Committee in its discretion, a Participant that receives Options (and any person succeeding to such a Participant’s rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Option Shares issuable pursuant to any such Options until the date of the issuance of a stock certificate to the Participant for such Option Shares upon the exercise of such Options.

(c) Except as provided in Section 8.1, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date a stock certificate is issued and described in Section 5.3(a) and (b) above.

5.4 Securities and Tax Law Compliance.

(a) Unless otherwise determined by the Committee in its discretion, no Awards shall be granted unless counsel for the Company shall be satisfied that such issuance will qualify as performance-based compensation for purposes of Section 162(m) of the Code and that such issuance will be in compliance with the Code and regulations issued thereunder.

(b) No shares of Common Stock, other company securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

ARTICLE VI

Options

6.1 Grant of Options. The Committee may grant Options to Participants from time to time in accordance with this Article VI. Options granted under the Plan are intended, to the extent possible, to be “incentive stock options” within the meaning of Section 422 of the Code; provided, that the Committee may, in its discretion, grant Options intended as “nonqualified” stock options. However, no Option granted hereunder shall be invalid because of a failure to qualify as an incentive stock option (either because the limitations of Section 422(d) of the Code are exceeded or otherwise). The exercise price per share of Common Stock under each Option shall be determined by the Committee or the Board at the time of grant; provided, that with respect to Options intended as “incentive stock options”, such exercise price shall be equal to or greater than the Fair Market Value of the Common Stock on the date such Option is issued (110% of such Fair Market Value in the case of an Option issued to a Participant who is a Ten Percent Shareholder). The Committee shall determine the term of each Option, which term shall not exceed ten years from the date of grant of the Option (five years in the case of any Option granted to a Ten Percent Shareholder).

6.2 Listing, Registration and Legal Compliance. If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or the purchase or issuance of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of Options that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days’ written notice to the holders thereof.

6.3 Options Not Transferrable. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or, if such Participant is incapacitated, by such Participant’s legal guardian or legal representative); provided, that in the event of the death of a Participant, Options which are vested as of the date of death may be made only by the executor or administrator of such Participant’s estate or the Person or Persons to whom such Participant’s rights under the Options will pass by will or the laws of descent and distribution.

6.4 Exercise Price. The Option exercise price per share of Common Stock (the “Exercise Price”) shall be determined by the Committee for each Option Award.

6.5 Exercisability; Vesting. Options shall be exercisable (i) at such time or times as the Committee shall determine at or subsequent to grant, and (ii) only to the extent such Options shall have vested; provided, that any Option intended to be an incentive stock option shall be treated as such only to the extent that the aggregate Fair Market Value of the Common Stock (determined as of the date of the Option grant) with respect to which incentive stock options (but not non-qualified options) are exercisable for the first time by any Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) does not exceed $100,000. Unless otherwise specified in the Option Agreement or as determined by the Committee, Options will vest ratably over a five-year period following the date of grant (or such other dates specified by the Committee). Any Options which shall have so vested are referred to as “Vested Options”, and any Options which have not vested are referred to as the “Unvested Options”. In addition, Options may vest on an accelerated or decelerated basis or be subject to certain other criteria as the Committee shall determine as specified in any Option Agreement.

6.6 Exercise Procedure. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by a statement of the Participant that the Participant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to the participant regarding the Company together with payment in full of an amount (the “Option Price”) equal to the product of (i) the applicable Exercise Price for the applicable Options multiplied by (ii) the number of Option Shares to be acquired. Payment of the Exercise Price may be made (i) in cash (including certified check, bank draft or money order or the equivalent thereof acceptable to the Company), (ii) if approved by the Committee prior to exercise (in the case of an incentive stock option, if approved by the Committee in the grant), by delivery of a full recourse promissory note of the Participant bearing interest at a rate not less than the applicable federal rate determined pursuant to Section 1274 of the Code as of the date of purchase or exercise, (iii) by the delivery of shares of Common Stock valued at their Fair Market Value as of the date of exercise as provided in Section 6.7 below, or (iv) in a combination of the foregoing. Unless otherwise specified in the Option grant or as determined by the Committee, no Option may be exercised for a fraction of a share of Common Stock.

6.7 Exchange of Previously Acquired Stock. The Committee, in its discretion and subject to such conditions as the Committee may determine, may permit the Exercise Price for the shares being acquired to be paid, in full or in part, by the delivery to the Company of a number of shares of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to the Exercise Price for the shares being acquired. In the case of incentive stock options, the Committee shall specify in the Option grant whether the option holder may satisfy the Exercise Price with respect to shares of Common Stock purchased upon exercise of such Option by delivering to the Company shares of previously acquired Common Stock.

6.8 Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed ten (10) years from the date of grant. Notwithstanding the foregoing, any Option granted to any Ten Percent Holder shall expire no later than five (5) years from the date on which such Option was granted. In addition, each Option shall be subject to early termination in accordance with Section 6.9 below.

6.9 Expiration of Options.

(a) In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to Section 6.8 above.

(b) Except as otherwise provided in the applicable Option Agreement pursuant to which Options are granted to any Participant, any Unvested Options of such Participant on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date.

ARTICLE VII

Restricted Stock

7.1 Grant of Restricted Stock. The Committee may grant Restricted Stock to participants from time to time in accordance with this Article VII.

7.2 Vesting. Unless otherwise specified in the Restricted Stock Agreement or as determined by the Committee, all Restricted Stock will vest ratably over a five-year period following the date of grant (or such other dates specified by the Committee). In addition, Restricted Stock may vest on an accelerated or decelerated basis or be subject to certain other criteria as the Committee shall determine as specified in any Restricted Stock Agreement.

ARTICLE VIII

General Provisions

8.1 Adjustments. In the event of a reorganization, recapitalization, stock dividend, stock split, combination or other change in the shares of Common Stock, the Board or the

Committee may, in order to prevent the dilution or enlargement of rights under the Plan, adjust the terms of any Award or the number of shares of Common Stock available for Awards under the Plan and such adjustment shall be final, conclusive and binding for all purposes of the Plan.

8.2 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant’s current (or other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

8.3 Withholding Tax Requirements.

(a) Amount of Withholding. It shall be a condition of any Award that the Participant receiving the Award make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from the receipt of such Award. The amount of withholding tax required, if any, with respect to any Award (the “Withholding Amount”) shall be determined by a financial or other appropriate officer of the Company, and the Participant shall furnish such information and make such representations as such officer requires to make such determination.

(b) Withholding Procedure. If the Company determines that withholding tax is required with respect to any Award, the Company shall notify the Participant of the Withholding Amount, and the Participant shall pay to the Company an amount not less than the Withholding Amount. In lieu of making such payment, the Participant may elect to pay the Withholding Amount by either (i) delivering to the Company a number of shares of Common Stock having an aggregate Fair Market Value as of the Measurement Date not less than the Withholding Amount or (ii) directing the Company to withhold (and not to deliver or issue to the Participant) a number of shares of Common Stock, otherwise issuable in accordance with the receipt of such Award, having an aggregate Fair Market Value as of the Measurement Date not less than the Withholding Amount. In addition, if the Committee approves, a Participant may elect pursuant to the prior sentence to deliver or direct the withholding of shares of Common Stock having an aggregate Fair Market Value in excess of the minimum Withholding Amount but not in excess of the Participant’s applicable highest marginal combined federal income and state income tax rate, as estimated in good faith by such Participant. Any fractional share interests resulting from the delivery or withholding of shares of Common Stock to meet withholding tax requirements shall be settled in cash. All amounts paid to or withheld by the Company and the value of all shares of Common Stock delivered to or withheld by the Company pursuant to this Section 8.3 shall be deposited in accordance with applicable law by the Company as withholding tax for the Participant’s account. If the Treasurer or other appropriate officer of the Company determines that no withholding tax is required with respect to the receipt of any Award, but subsequently it is determined that the Award resulted in taxable income as to which withholding is required (as a result of a disposition of shares or otherwise), the Participant shall promptly, upon being notified of the withholding requirement, pay to the Company, by means acceptable to the Company, the amount required to be withheld.

8.4 Notification of Inquiries and Agreements. Each Participant and each Permitted Transferee shall notify the Company in writing within 10 days after the date such Participant or Permitted Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of any Awards granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Award granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Award acquired pursuant to this Plan. Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company’s tax liability as a result of such event.

8.5 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Awards without the consent of the Participants affected thereby, except as provided within this Plan. No Awards shall be granted hereunder after the tenth anniversary of the earlier of the adoption of the Plan or its approval by the Company’s shareholders.

8.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against (i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, that (a) any such Committee or Board member shall be entitled to the indemnification rights set forth in this Section 8.6 only if such member acted in good faith and in a manner that such member reasonably believed to be in, and not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and (b) upon the institution of any such action, suit or proceeding a Committee or Board member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

8.7 Restricted Securities. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.